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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55276 and Form S-8 No. 333-08267) pertaining to the Open Market Stock Purchase Plan of Medical Assurance, Inc. of our report dated February 11, 2000, with respect to the consolidated financial statements and schedules of Medical Assurance, Inc. included in the Annual Report (Form 10-K and Form 10-K/A-1) for the year ended December 31, 1999.

Ernst & Young LLP
Birmingham, Alabama
December 22, 2000



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